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                               EXHIBIT 23(b)



                     CONSENT OF INDEPENDENT AUDITORS




          We consent to the incorporation by reference in the Registration Statement on Form S-8, of Firstbank Corporation pertaining to the registration of 210,000 shares of common stock with respect to the Firstbank Corporation Stock Option and Restricted Stock Plan of 1997, of our report dated January 23, 1998 with respect to the consolidated financial statements of Firstbank Corporation, incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.



                              /s/ Crowe, Chizek & Company LLP
                              CROWE, CHIZEK & COMPANY LLP

Grand Rapids, Michigan
May 29, 1998